SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

          Date of report (Date of earliest event reported): May 2, 2006


                          HOUSTON AMERICAN ENERGY CORP.
                          -----------------------------
               (Exact name of registrant as specified in Charter)


           Delaware                 0-33027              76-0675953
--------------------------------  -----------  ---------------------------------
(State or other jurisdiction of   (Commission  (IRS Employer Identification No.)
 incorporation or organization)     File No.)


                          801 Travis Street, Suite 2020
                              Houston, Texas 77002
              -----------------------------------------------------
                (Address of Principal Executive Offices)(Zip Code)

                                  713-222-6966
                          ----------------------------
                            (Issuer Telephone number)

    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2006, Houston American Energy Corp. (the "Company") notified the holders of its 8% Subordinated Convertible Notes (the "Notes") of its election to convert the Notes into shares of the Company's common stock. As a result of such election, the full principal amount of the Notes of $2,125,000 has been satisfied by conversion of the same into 2,125,000 shares of common stock.

The shares of common stock issued on conversion of the Notes were offered and issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Each of the investors is an "accredited investor", as defined in Rule 501 promulgated under the Securities Act.

Item 3.02.  Unregistered Sales of Equity Securities

See Item 1.01 above.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HOUSTON AMERICAN ENERGY CORP.

Dated:  May 2, 2006
                                By:   /s/ John Terwilliger
                                      John Terwilliger,
                                      President and
                                      Chief Executive Officer